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           EXHIBIT 99.1

           IOS CAPITAL, INC.
           RATIO OF EARNINGS TO FIXED CHARGES
           (dollars in thousands)

                                                                         Three months ended December 31,
                                                                         -------------------------------

                                                                             2000               1999
                                                                         -----------         -----------

Earnings
           Income (loss) from continuing operations                          19,012              19,250
           Add:
              Provision for income taxes                                     12,675              12,834
              Fixed charges                                                  41,612              39,925
                                                                         -----------         -----------

           Earnings, as adjusted (A)                                         73,299              72,009
                                                                         ===========         ===========

Fixed charges
           Other interest expense including interest on capital leases       41,495              39,794
           Estimated interest component of rental expense                       117                 131
                                                                         -----------         -----------

           Total fixed charges (B)                                           41,612              39,925
                                                                         ===========         ===========

Ratio of earnings to fixed charges
                       (A) divided by (B)                                       1.8                 1.8
                                                                         ===========         ===========
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